AMENDMENT TO THE
SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS AMENDMENT TO THE SETTLEMENT AND MUTUAL RELEASE AGREEMENT (“Amendment”) is made this 23 day of November 2015 (“Effective Date”), by and between:

A.           Ocean Thermal Energy Corporation, a Delaware corporation, together with its affiliates, successors and assigns (collectively “OTEC”); and

B.           James G. Garner, Jr. an individual whose address is [private] together with any entities owned or controlled by, affiliated with or otherwise related to this individual (collectively “Garner”).

Hereafter, OTEC and Garner are sometimes individually referred to as a “Party” and collectively referred to as the “Parties,” as the context so requires.

RECITALS

WHEREAS, the Parties entered into that certain Settlement and Mutual Release Agreement dated July 31, 2015 (“Agreement”);

WHEREAS, OTEC has been unable to pay amounts payable to Garner under the Agreement in a timely manner;

WHEREAS, the Parties now wish to clarify and modify the Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed and do hereby agree that the Agreement shall be amended as follows:

1.           PAYMENTS TO GARNER

OTEC shall pay Garner all amounts due under the Agreement as soon as sufficient new investment or revenue is received to make this reasonably possible. Moreover, for the avoidance of doubt, nothing in the Agreement effects the obligations of the Parties with regard to the $100,000 loan by Garner to OTEC and the promissory note and other documents related thereto.

Amendment to Settlement Agreement	1

2.           CONSIDERATION

The Parties hereby agree that in exchange for Garner’s forbearance, the health insurance and HSA account currently in effect for Garner and his family shall remain in effect until all amounts due under the Agreement are paid in full and for thirty days thereafter.

3.           COUNTERPARTS AND FACSIMILE SIGNATURES

The Parties agree that all other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

Ocean Thermal Energy Corporation

/s/ Jeremy Feakins
Chairman of the Board and
Chief Executive Officer
Ocean Thermal Energy Corporation

James G. Garner, Jr.

/s/ James G. Garner, Jr.

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SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (“Agreement”) is made this 31st day of July 2015 (“Effective Date”), by and between:

A.           Ocean Thermal Energy Corporation, a Delaware corporation, together with its affiliates, successors and assigns (collectively “OTEC”); and

B.           James G. Garner, Jr. an individual whose address is [private] together with any entities owned or controlled by, affiliated with or otherwise related to this individual (collectively “Garner”).

Hereafter, OTEC and Garner are sometimes individually referred to as a “Party” and collectively referred to as the “Parties,” as the context so requires.

RECITALS

WHEREAS, OTEC is and has been engaged in various business activities over a period of years;

WHEREAS, Garner has served as Chief Financial Officer of OTEC under that certain Employment Agreement effective on or about February 1, 2015 between the Parties (the “Employment Agreement”) and previously performed various services related to OTEC business activities as a consultant (collectively, the “Employment”);

WHEREAS, the Parties now wish to end the Employment amicably and to resolve any and all of claims, disputes and amounts owing between each other arising from or relating to the Employment and any and all other relationships, dealings and conduct between the Parties arising prior to the Effective Date.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties have agreed and do hereby agree as follows:

1.           STATUS OF EMPLOYMENT

The Parties hereby agree that Garner hereby resigns as Chief Financial Officer as of the Effective Date and that this resignation is voluntary. The Parties agree that the reason for the resignation is that the delay in closing the Baha Mar project has made it difficult for OTEC to raise enough money to secure new contracts and as a result there is not enough work to justify the Employment.

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2.           CONSIDERATION

The Parties hereby agree that the consideration underlying this Agreement, including, but not limited to, the releases set forth in Section 5 and the provisions set forth in Attachment A, below, is mutual, adequate and fair, and that the consideration is completely described in the terms of this Agreement.

3.           SATISFACTION AND SETTLEMENT OF AMOUNTS OWED

OTEC agrees to issue to Garner 1,000,000 (one million) shares of common stock in Ocean Thermal Energy Corporation, a Delaware corporation, within fifteen (15) business days of the Effective Date.

OTEC further agrees to continue to pay Garner as an employee in the normal course at his current salary until December 15, 2015. For the avoidance of doubt, each semi-monthly payroll amount shall be $10,416.67 from which the usual deductions shall be applied for taxes and any other purposes in the same manner as during the Employment prior to the Effective Date. The last payment shall be on December 15, 2015 and the health insurance currently in effect for Garner and his family shall remain in effect until December 31, 2015.

OTEC transfers to Garner full ownership of the laptop computer that Garner has used during the Employment.

If and when investment at or above $2 million is received from any source introduced to OTEC through Chris Nicholson (stipulated to include, but not limited to, Emerging Crowd), OTEC shall pay Garner $25,000.00. It is agreed that this is not be construed as a broker or finder’s fee but rather in lieu of the compensation set forth in the now-superseded Employment Agreement.

The Parties agree that Garner shall have no duties between the Effective Date and December 15, 2015 except to attend occasional meetings at the request of OTEC where Garner’s expertise and knowledge might be useful to OTEC in securing investment or for other purposes. During this period, Garner’s title shall be Senior Financial Advisor and he shall not be considered an officer of OTEC. After December 15, 2015, Garner shall have no duties whatsoever and any further relationship between the Parties shall be agreed to separately.

4.           NO OTHER AMOUNTS OWED TO ANY OF THE PARTIES

The Parties acknowledge and agree that there are no amounts owed by either Party to the other Party as of the date hereof.

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5.           MUTUAL RELEASE

(a)           The “OTEC Parties” shall mean the shareholders, directors, officers, employees, agents, accountants, attorneys, subsidiaries, affiliates and related entities, and each of their respective heirs, personal representatives, successors and assigns (and each of their former shareholders, directors, officers, employees, agents, heirs, personal representatives, successors and assigns) of OTEC.

(b)           The OTEC Parties hereby irrevocably and unconditionally release Garner from any and all claims, causes of action, debts, damages, demands, obligations, liabilities, controversies, judgments expenses and costs of any kind or character whatsoever (damages or otherwise) which the OTEC Parties ever had or have against Garner arising from, relating to or in connection with any and all relationships, dealings and conduct, past or present, between the Parties (collectively, the “OTEC Parties’ Released Claims”), except for any claims or disputes that may arise subsequent to the Effective Date.

(c)           Garner hereby irrevocably and unconditionally releases the OTEC Parties from any and all claims, causes of action, debts, damages, demands, expenses and costs (including reasonable attorney’s fees) which Garner ever had or has against the OTEC Parties arising from, relating to or in connection with any and all relationships, dealings and conduct, past or present, between the Parties (collectively, “Garner’s Released Claims”), except for any claims or disputes that may arise subsequent to the Effective Date.

(d)           Hereinafter the OTEC Parties’ Released Claims and Garner’s Released Claims are referred to collectively as the “Mutually Released Claims.”

(e)           The Parties agree to cooperate and take all actions reasonably necessary to give full effect to the release of the Mutually Released Claims described herein, including but limited to withdrawing and voluntarily dismissing with prejudice any and all claims asserted to date and to not assert any other claims in any other forum related in any way to the Mutually Released Claims.

(f)           The Parties hereby specifically acknowledge and agree that nothing in this Agreement shall be construed as a release or waiver of the Parties’ rights to seek enforcement of the terms of the Agreement, arising out of any failure by a party to comply with any of the terms of the Agreement.

6.           NO MUTUALLY RELEASED CLAIMS ASSIGNED

The Parties hereby represent and warrant that they own the right, title and interest in all Mutually Released Claims set forth in this Agreement, and that they have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily their right, title or interest in any of the Mutually Released Claims. Each Party hereby agrees to fully indemnify the other Party against any breach of this provision.

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7.           NO INDUCEMENT TO SETTLE

The Parties each acknowledge and agree that no promise, agreement, fact, or opinion not expressed herein has been made by or to them to induce this Agreement and that this settlement is made in full knowledge of the facts and possibilities of the subject matters of this Agreement.

8.           NO ADMISSION OF WRONGDOING

The settlement set forth herein is a compromise of disputed claims, and this Agreement is not and shall not in any way be construed as an admission by any of the Parties of any liability or of any acts of wrongdoing whatsoever or that said Parties violated any Federal, State or local law, rule or regulation; instead, this Agreement constitutes a good faith attempt to prevent potential disputes between the Parties as to the matters described herein.

9.           LEGAL FEES AND COSTS

The Parties are to bear their own legal fees and costs that have been incurred to date by the Parties. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief granted, the prevailing Party’s attorneys’ fees and costs.

10.           GOVERNING LAW

This Agreement and the legal relations between the Parties shall be governed by, and be construed in accordance with, the laws of the Commonwealth of Pennsylvania. Further, the Parties to this Agreement agree that proper venue for any disputes arising from this Agreement shall be the courts in Lancaster County in the Commonwealth of Pennsylvania.

11.           INTERPRETATION

The terms and conditions of this Agreement have been negotiated at arm’s length among knowledgeable Parties and the Parties have been represented by experienced legal counsel or have explicitly elected to forego such representation. As a result, the rule of “interpretation against the draftsman” shall not apply in any dispute over the interpretation of the terms and conditions of this Agreement.

12.           AUTHORITY TO EXECUTE

The Parties represent and warrant that their signatories to this Agreement have authority to execute and bind the Party on whose behalf this Agreement is signed.

13.           SEVERABILITY OF PROVISIONS

If any provision of this Agreement is declared invalid or unenforceable, the remaining portions of this Agreement shall not be affected thereby and shall be fully enforced.

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14.           SECTION HEADINGS

The section headings in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or affect the scope or intent of any provision of this Agreement.

17.           CONFIDENTIALITY

The Parties hereto agree to keep this Agreement, including all of the terms and conditions herein, strictly confidential, except as may be required by the Parties to enforce the terms of this Agreement and/or as is reasonably necessary to advise their respective accountants, attorneys, and/or corporate officers for tax or other business purposes. Furthermore, the Parties have an interest in preserving their respective reputations in their respective industry and business communities. Therefore, each Party agrees not to make any false or disparaging statements about the other Party or their respective products, services or business.

18.           COUNTERPARTS AND FACSIMILE SIGNATURES

The Parties agree that this Agreement and any amendments thereto may be executed in counterparts and by facsimile or portable document format (“.pdf”) transmission, each of which shall be deemed an original and said counterparts shall together constitute one and the same instrument binding all of the Parties thereto, notwithstanding that all the Parties are not signatories to the original or the same counterpart.

19.           ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties with respect to the settlement of the Mutually Released Claims. This Agreement supersedes and replaces any and all prior or contemporaneous agreements or understandings, written or oral, with regard to the subject matter hereof, including but not limited to the Employment Agreement. This Agreement may not be abrogated, modified, amended or altered in any manner without a written agreement to do so signed by the Parties.

Ocean Thermal Energy Corporation

/s/ Jeremy Feakins
Chairman of the Board and
Chief Executive Officer
Ocean Thermal Energy Corporation

James G. Garner, Jr.

/s/ James G. Garner, Jr.

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ATTACHMENT A

The Parties agree that the following provisions are hereby incorporated into the Agreement, as if set forth in their entirety in the main body of the Agreement, and that these provisions constitute a material part of the consideration underlying the Agreement set forth in Section 2 of the Agreement:

A.            Ownership of Information

All documents, drawings, memoranda, notes, records, file correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, and all other writings or materials of any type embodying any information pertaining to the Business of OTEC which Garner has developed, utilized or had access to during his association with OTEC, are and shall be the sole and exclusive property of OTEC. Garner shall promptly deliver this property and all copies thereof to OTEC.

B.            Confidential Information

“Confidential Information” as used in this Agreement shall mean any and all data, information and documents disclosed by OTEC to Garner whether written, electronic, or in any other tangible form, or oral, including all copies and reproductions thereof and all data, information and other outcome of services performed by Garner during the Employment. It is understood and agreed, however, that Confidential Information shall not include information, which Garner demonstrates by clear and convincing evidence that:

1. Has become public information or otherwise generally available to the public through no act, omission or fault of Garner;

2. Prior to disclosure by OTEC was already in Garner’s rightful possession and was not received from OTEC;

3. Is hereafter rightfully received by Garner from a third party who did not receive the same from OTEC and was not in breach of any duly of confidentiality by such disclosure;

4. Is independently developed by Garner without use of or reference to OTEC’s Confidential information; or

5. Is required to be disclosed pursuant to a judicial or governmental order, providing that Garner shall give OTEC prompt notice in order to permit OTEC to seek a protective or similar order with respect to such Confidential Information.

Any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are known to the public or to Garner unless the whole combination of features and its principle or operation is known.

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Garner shall (i) keep Confidential Information strictly confidential and not disclose any Confidential Information or any part thereof to any third party for a period of five years.

C.            Restricted Activities.

Garner agrees that the restrictions on his activities after the Employment, as set forth below, are necessary to protect the Business, goodwill, Confidential Information and other legitimate interests of OTEC and its successors and assigns. For the sake of clarity, the “Business” shall include, but not be limited to, OTEC’s marketing, vendor and customer relationships as well as related OTEC technologies, including clean water generation, aquaculture, hydrogen and ammonia production, and any other related OTEC technologies or derivatives, including Seawater District Cooling and derivative technologies thereof.

1.             During the Non-Competition Period (as defined below), Garner shall not, directly or indirectly, alone or in association with others, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, investor, principal, joint venturer, equity holder, partner, manager, director, consultant, agent or otherwise with, or have any financial interest (through stock or other equity ownership, investment of capital, the lending of money or otherwise) in, any business, venture or activity that competes, or is in planning, or has undertaken any preparation, to compete, directly or indirectly, with the Business or any of its successors or assigns (a “Competitor”) or is otherwise engaged in any business that is, directly or indirectly, detrimental to the Business or business plans of OTEC, except that nothing contained in this Section C(1) shall prevent Garner’s wholly passive ownership of two percent (2%) or less of the equity securities of any Competitor that is a publicly-traded company so long as Garner is not an officer, director, employee or consultant thereof.

2.             Garner further agrees that during the Non-Solicitation Period, Garner shall not, directly or indirectly, (i) induce or attempt to induce or solicit any employee of OTEC to leave the employ of OTEC, (ii) employ any person who was an employee of OTEC, (iii) induce or attempt to induce any customer, supplier, licensee, franchisee or other business relation of OTEC thereof to cease or reduce doing business with OTEC or in any way interfere with the relationship between any such customer, supplier, licensee, franchisee or business relation and OTEC (including making any negative statements or communications about OTEC), or (iv) solicit any of OTEC’s identified potential acquisition, investment or business candidates.

3.             The term “Non-Competition Period” means the twenty-four (24) months immediately following the Effective Date.

4.             The term “Non-Solicitation Period” means the thirty-six (36) months immediately following the Effective Date.

5.             In the event of an alleged breach or violation by Garner of the Agreement, to the maximum extent permitted by applicable law, the Non-Competition Period and/or the Non-Solicitation Period, as appropriate, shall be tolled until such breach or violation has been duly cured.

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